Exhibit 99.B(n)(3)

PACIFIC SELECT FUND

AMENDMENT TO THE

AMENDED AND RESTATED MULTI-CLASS PLAN

The Amended and Restated Multi-Class Plan (the “Plan”) was adopted on June 30, 2016 by Pacific Select Fund (the “Trust”).  This Amendment to the Plan (the “Amendment”) sets forth changes to the Plan that are dated and effective April 30, 2019.  Capitalized terms not defined herein are as defined in the Plan.

1.              In the section entitled “CLASS CHARACTERISTICS” the first two sentences are deleted and replaced with the following:

Class P, Class I and Class D shares may be offered to qualified institutional investors including, but not limited to, separate accounts of Pacific Life Insurance Company (“Pacific Life”) and separate accounts of other life insurance companies that fund variable life insurance policies and variable annuity contracts (“Variable Contracts”). Class P shares may also be offered to Funds of the Trust that are funds-of-funds, which invest in shares of the Funds of the Trust.

2.              The current Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein by reference, as may be amended from time to time.

3.              Except as amended in this Amendment, the terms and conditions of the Plan shall remain in full force and effect.

PACIFIC SELECT FUND
AMENDED AND RESTATED MULTI-CLASS PLAN

SCHEDULE A

Funds	Class I	Class P
Developing Growth Portfolio	X	X
International Value Portfolio	X	X
International Small-Cap Portfolio	X	X
Equity Index Portfolio	X	X
Mid-Cap Value Portfolio	X	X
Small-Cap Index Portfolio	X	X
Dividend Growth Portfolio	X	X
Large-Cap Value Portfolio	X	X
Technology Portfolio	X	X
Short Duration Bond Portfolio	X	X
Diversified Bond Portfolio	X	X
Growth Portfolio	X	X
Health Sciences Portfolio	X	X
Mid-Cap Equity Portfolio	X	X
Large-Cap Growth Portfolio	X	X
International Large-Cap Portfolio	X	X
Small-Cap Value Portfolio	X	X
Main Street® Core Portfolio	X	X
Emerging Markets Portfolio	X	X
High Yield Bond Portfolio	X	X
Managed Bond Portfolio	X	X
Inflation Managed Portfolio	X	X
Comstock Portfolio	X	X
Mid-Cap Growth Portfolio	X	X
Real Estate Portfolio	X	X
Small-Cap Equity Portfolio	X	X
Focused Growth Portfolio	X	X
Inflation Strategy Portfolio	X	X
Floating Rate Income Portfolio	X	X
Emerging Markets Debt Portfolio	X	X
Currency Strategies Portfolio	X	X
Value Advantage Portfolio	X	X
Equity Long/Short Portfolio	X	X
Core Income Portfolio	X	X
Diversified Alternatives Portfolio	X
Small-Cap Growth Portfolio		X

Pacific Dynamix — Conservative Growth Portfolio	X	X
Pacific Dynamix — Moderate Growth Portfolio	X	X
Pacific Dynamix — Growth Portfolio	X	X
PD Large-Cap Value Index Portfolio		X
PD Large-Cap Growth Index Portfolio		X
PD Small-Cap Value Index Portfolio		X
PD Small-Cap Growth Index Portfolio		X
PD Aggregate Bond Index Portfolio		X
PD High Yield Bond Index Portfolio		X
PD International Large-Cap Portfolio		X
PD Emerging Markets Portfolio		X

Funds	Class I	Class P
PD 1-3 Year Corporate Bond Portfolio		X

Portfolio Optimization Conservative Portfolio	X	X
Portfolio Optimization Moderate-Conservative Portfolio	X	X
Portfolio Optimization Moderate Portfolio	X	X
Portfolio Optimization Growth Portfolio	X	X
Portfolio Optimization Aggressive-Growth Portfolio	X	X

	Class D	Class P
PSF DFA Balanced Allocation Portfolio	X	X

EFFECTIVE:  April 30, 2019